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EXHIBIT 24

                             SHAREHOLDERS AGREEMENT

      THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made as of April 2, 2009 (the "Effective Date") by and among Dr. Kali P. Chaudhuri ("Dr. Chaudhuri"), Dr. Anil V. Shah ("Dr. Shah"), Orange County Physicians Investment Network, LLC ("OC-PIN"), and the members of OC-PIN who are signatories hereto (the "OC-PIN Members").

                                    RECITALS

      WHEREAS, each of the parties hereto are also party to (a) that certain Settlement Agreement, General Release and Covenant Not to Sue of even date herewith (the "Settlement Agreement") by and among Integrated Healthcare Holdings, Inc. (the "Company"), Dr. Shah, OC-PIN, Bruce Mogel, Pacific Coast Holdings Investment, LLC, West Coast Holdings, LLC, Dr. Chaudhuri, Ganesha Realty, LLC, William E. Thomas ("Thomas"), and Medical Capital Corporation, on behalf of itself and three of its wholly owned subsidiaries, Medical Provider Financial Corporation I, Medical Provider Financial Corporation II and Medical Provider Financial Corporation III (collectively "MedCap"), and (b) that certain Settlement Agreement No. 2 of even date herewith (the "Second Settlement Agreement") by and among Dr. Shah, OC-PIN, the members of OC-PIN, Pacific Coast Holdings Investment, LLC, West Coast Holdings, LLC, the members of WCH, Dr. Chaudhuri and Ganesha Realty, LLC.

      WHEREAS, in connection execution of the Settlement Agreement and the Second Settlement Agreement, the parties desire to enter into this Agreement as set forth herein.

                                    AGREEMENT

      The parties hereby agree as follows:

1.    DIRECTOR NOMINATION AND VOTING.

      (a) NOMINATION AND VOTING. Dr. Chaudhuri, OC-PIN and Dr. Shah agree that, at each annual meeting of the stockholders of the Company, or at any other meeting of the stockholders of the Company at which members of the Board of Directors of the Company (the "Board") are to be elected, or whenever members of the Board are to be elected by written consent of the stockholders, Dr. Chaudhuri and OC-PIN shall nominate, in accordance with the Bylaws of the Company, and Dr. Chaudhuri, OC-PIN and Dr. Shah shall vote in favor of or in a manner to ensure election of, the following individuals as directors of the Company, which votes shall be cast in the minimum number of votes (up to all shares which are beneficially owned by such party now or which may be owned by such party from time to time in the future), and taking into account the votes cast by other shareholders, that are necessary at any meeting or action by written consent to elect the groups of directors in the order of priority set forth below:

            (i) First, up to four (4) individuals designated by Dr. Chaudhuri, PROVIDED, HOWEVER, that during such time as the Company is required by one or more agreements with MedCap to maintain a Board with a majority of Independent Directors (as such term defined in the credit agreements between the Company and MedCap), at least three of the four individuals designated under this paragraph shall be Independent Directors; and

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            (ii)  Secondly, up to two (2) individuals designated by OC-PIN,
PROVIDED, HOWEVER, that during such time as the Company is required by one or more agreements with MedCap to maintain a Board with a majority of Independent Directors (as such term defined in the credit agreements between the Company and MedCap), at least one of the two individuals designated under this paragraph shall be Independent Directors; and

            (iii) Lastly, one individual, who shall at all times be the then-current Chief Executive Officer of the Company.

      (b) REMOVAL. Following the Company's 2009 Annual Meeting of Stockholders and for the term of this Section 1, each of Dr. Chaudhuri and OC-PIN shall have the right to request the removal of any director which is designated by them respectively under Sections 1(a)(i) or (ii) to the extent permitted under applicable law and the Articles and Bylaws of the Company. In such event, the director shall immediately be subject to removal by a vote of the stockholders of the Company, subject to applicable law and the Articles and Bylaws of the Company, and each of Dr. Chaudhuri, OC-PIN and Dr. Shah shall vote their shares and take such other actions so as to ensure the removal of such director, including calling a special meeting or taking action by written extent to the extent permitted.

      (c) VACANCIES. In the event there are one or more vacancies on the Board, each of Dr. Chaudhuri and OC-PIN shall call a special meeting of stockholders (to the extent permitted) as soon as practicable, and take such other actions as are permitted by applicable law and the Company's Articles of Incorporation and Bylaws, for the purpose of nominating and electing person(s) to fill such vacancy(s) in order to ensure that up to four (4) nominees selected by Dr. Chaudhuri and up to two (2) nominees selected by OC-PIN shall at all times be seated as directors of the Company, consistent with the provisions of
Section 1(a)(i) and (ii). If at any time less than all seven (7) director seats are up for election, nominations in accordance with the bylaws of the Company and voting shall be done to ensure that up to four (4) nominees selected by Dr. Chaudhuri and up to two (2) nominees selected by OC-PIN and the Chief Executive Officer shall at all times be seated as directors of the Company, consistent with the provisions of Section 1(a).

      (d) NON-INDEPENDENT DIRECTORS. In the event the Company is no longer under a covenant or other obligation to maintain a board of directors consisting of specified number or percentage of Independent Directors, Dr. Chaudhuri and OC-PIN will be free to nominate, in accordance with the bylaws of the Company, and Dr. Chaudhuri, OC-PIN and Dr. Shah shall be free to vote in favor of, individuals who are not Independent Directors, subject to compliance with applicable law and the rules and regulations of the Securities and Exchange Commission and any exchange or quotation system on which the Company's shares are then listed. However, each of Dr. Chaudhuri and OC-PIN must continue to nominate and, each of Dr. Chaudhuri, OC-PIN and Dr. Shall must continue to vote, their respective shares to ensure that up to four nominees designated by Dr. Chaudhuri and up to two nominees designated by OC-PIN shall at all times be seated as directors of the Company, consistent with the provisions of Section 1(a)(i) and (ii).

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      (e)   NO VOTING OR CONFLICTING AGREEMENTS. Neither Dr. Chaudhuri, OC-PIN
nor Dr. Shah shall vote for any resolution (including any amendment or change to the Articles of Incorporation or Bylaws of the Company) providing for the election of more or less than seven (7) directors, or take any other action inconsistent with this Agreement or having the effect of blocking or frustrating any of the purposes or intents of any provisions of this Agreement. Neither Dr. Chaudhuri, OC-PIN nor Dr. Shah shall grant any proxy, or enter into or agree to be bound by any voting trust with respect to the shares held by such party, nor shall any such party enter into any stockholder agreements or arrangements of any kind with any person with respect to their shares, in each case which are inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other stockholders of the Company that are not parties to this Agreement). Neither Dr. Chaudhuri, OC-PIN nor Dr. Shah shall act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of the Company's capital stock in any manner which is inconsistent with the provisions of this Agreement.

      (f) NON-CUMULATIVE VOTING. Dr. Chaudhuri, OC-PIN and Dr. Shah shall make such elections and vote their shares to ensure that non-cumulative voting is used in the election of directors of the Company, to the extent permitted by law.

      (g)   TRANSFERS OF SHARES.

            (i) In the event that OC-PIN dissolves or makes a complete liquidating distribution of Company stock to its members (an "OC-PIN Dissolution"), then OC-PIN's right to designate up to two individuals for election to the Board under Section 1(a)(ii) (the "Designation Right") is hereby automatically assigned to Dr. Shah, and Dr. Shah assumes and agrees to be bound by the obligation to vote the shares which he beneficially owns now or may beneficially own from time to time in the future in accordance with this Section 1 with respect to the four individuals designated by Dr. Chaudhuri, the two OC-PIN designees and the Chief Executive Officer as provided in Section 1(a) (the "Voting Obligation"). In the event of an OC-PIN Dissolution, Dr. Shah agrees to accept the Designation Right and continue to be bound and vote in accordance with the Voting Obligation with respect to shares that he beneficially owns now or may beneficially own from time to time in the future.

            (ii) In the event that Dr. Chaudhuri, OC-PIN or Dr. Shah sells, distributes or otherwise transfers any shares of the Company, except for shares sold on the open market through a broker (E.G., through the OTC Bulletin Board), then their respective obligations under this Section 1 shall continue to apply to all shares that are so transferred, and each of them shall first obtain the written consent of each transferee of his shares to be bound by this Section 1 prior to transferring any such shares. If either Dr. Chaudhuri, OC-PIN or Dr. Shah transfers or distributes shares of Company stock without complying with the requirements of this paragraph, then the other party's obligations to vote his or its shares under this Section 1 shall be forever released and forgiven, but his or its rights under this Section 1 shall not be released or forgiven.

      (h) NO EFFECT ON COMPANY. The parties recognize that this Agreement is a contract between shareholders to which the Company is not a party. Nothing herein is intended to limit or otherwise affect the rights, obligations and duties of the Company's Board of Directors or its Nominations and Governance Committee under applicable law with regards to the matters covered by this
Section 1.

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      (i)   DR. SHAH. Notwithstanding anything to the contrary contained herein or in any other agreement, Dr. Anil Shah covenants and agrees that, during the term the MedCap credit facilities are in place at IHHI, he will not serve or accept any nomination or appointment as director, officer or employee of the Company or any of its subsidiaries. In the event that a party proposes to nominate a director whose election would cause a default in any then existing IHHI loan agreement, the obligation to vote in accordance with Section 1 of the Shareholder Agreement would be suspended for that election only and each party shall be entitled to nominate and vote for directors independent of the Shareholder Agreement.

      (j) FAILURE TO VOTE; PROXY GRANT. In the event that Dr. Chaudhuri, OC-PIN or Dr. Shah, shall fail to vote his or its shares in the manner set forth in this Section 1 (a "Voting Breach"), the breaching party shall be deemed immediately upon the existence of such breach to have granted to the Chief Executive Officer of the Company, as the proxy of the party with respect to the matters set forth herein, and hereby authorizes him to represent and vote such party's shares to ensure that such shares will be voted as set forth in this
Section 1. If the Chief Executive Officer of the Company does not agree to serve as proxy, then Dr. Chaudhuri will act as proxy for OC-PIN's and Dr. Shah's shares solely to vote such shares in a manner consistent with this Section 1, and Dr. Shah will act as proxy for Dr. Chaudhuri's shares solely to vote such shares in a manner consistent with this Section 1. Each of Dr. Chaudhuri, OC-PIN and Dr. Shah acknowledge that each proxy granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed. Each party hereto hereby revokes any and all previous proxies with respect to the shares of the Company's capital stock. In addition, in the event of a Voting Breach, the non-breaching party shall be relieved of any future obligations under this Section 1.

      (k) NO LIABILITY FOR ELECTION OF RECOMMENDED DIRECTORS. Neither Dr. Chaudhuri, OC-PIN nor Dr. Shah makes any representation or warranty to the other as to the fitness or competence to serve of any individuals nominated or elected by them pursuant to this Agreement.

      (l) BENEFICIAL OWNERSHIP. For purposes of this Agreement, the term "beneficial ownership" of shares or similar terms shall be determined in accordance with the provisions of Rule 13d-3(a) through (c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (i) Dr. Chaudhuri represents and warrants to each of the other parties hereto that, as of the Effective Date (and not including shares issuable to him under his Stock Purchase Agreement referenced in the Settlement Agreement), he beneficially owns 98,001,334 shares of common stock of the Company (the "Common Stock").

            (ii) Dr. Shah represents and warrants to each of the other parties hereto that, as of the Effective Date (and not including shares issuable to him under his Stock Purchase Agreement referenced in the Settlement Agreement), he beneficially owns 5,112,000 shares of Common Stock, and he has a 45-48% economic interest in OC-PIN.

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            (iii) OC-PIN represents and warrants to each of the other parties hereto that, as of the Effective Date (and not including shares issuable to it under its Stock Purchase Agreement referenced in the Settlement Agreement), it beneficially owns 59,098,430 shares of Common Stock of the Company.

      (m) TERMINATION. Subject to possible earlier termination under Section 3, all of the parties' respective rights and obligations under this Section 1 shall terminate immediately following the 2011 Annual Meeting of Stockholders of the Company, except that:

            (i) Dr. Chaudhuri's right to designate director nominees hereunder and the other parties' obligations to nominate and vote in favor of such nominees shall terminate earlier in the event that Dr. Chaudhuri no longer beneficially owns a number of shares of Common Stock equal to the sum of at least 50% of the number of shares of Common Stock that he beneficially owns as of the Effective Date plus the number of shares of Common Stock purchased by him pursuant to his Stock Purchase Agreement referenced in the Settlement Agreement;

            (ii) OC-PIN's right to designate director nominees hereunder and the other parties' obligations to nominate and vote in favor of such nominees shall terminate earlier in the event that OC-PIN no longer beneficially owns a number of shares of Common Stock equal to the sum of at least 50% of the number of shares of Common Stock that it beneficially owns as of the Effective Date plus the number of shares of Common Stock purchased by it pursuant to its Stock Purchase Agreement referenced in the Settlement Agreement; and

            (iii) Dr. Shah's right to designate director nominees hereunder after the OC-PIN Dissolution and the other parties' obligations to nominate and vote in favor of such nominees shall terminate earlier in the event that Dr. Shah ceases to beneficially own, after the OC-PIN Dissolution, at least 50% of the aggregate number of (A) shares of Common Stock that he beneficially owns as of the Effective Date, (B) shares of Common Stock purchased by him pursuant to his Stock Purchase Agreement referenced in the Settlement Agreement, plus (C) shares of Common Stock that are beneficially received by him or beneficially distributed to him from OC-PIN, whether in the OC-PIN Dissolution, by purchase or otherwise.

      (n) RESTRICTIVE LEGEND. Each of Dr. Chaudhuri, OC-PIN and Dr. Shah agree that all certificates evidencing shares of Company stock beneficially owned by them or acquired after the date hereof (including shares purchased pursuant to the Stock Purchase Agreements Settlement Agreement) will be submitted to the Company at the Closing (or such later time as the shares are acquired) in order to be modified to bear a legend reading substantially as follows, which legend shall remain until the termination of their respective obligations under this
Section 1, at which point they may submit the share certificates to be reissued without legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

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2.    TAG ALONG RIGHTS.

      (a) TAG ALONG RIGHTS. Subject to other provisions hereof, in the event that Dr. Chaudhuri, on the one hand, or OC-PIN or any OC-PIN Member (including, but not limited to, Dr. Shah), on the other hand, or any of their respective Affiliates (each, a "Purchasing Shareholder"), proposes to buy or otherwise acquire from the Company or any other person or entity beneficial ownership of any additional shares of capital stock of the Company (the "Tag Shares"), then the Purchasing Shareholder shall first offer for sale to the other party (determined in the manner set forth in paragraph (c) below) (the "Tagging Shareholder") the right to buy (or in the discretion of the Purchasing Shareholder, the Purchasing Shareholder may arrange for the Tagging Shareholder to enter into a direct purchase agreement with the seller of the Tag Shares) such portion of the Tag Shares available after ensuring that Dr. Chaudhuri owns at least 51% of the issued and outstanding voting shares of the Company (the "Tag Along Right"). Such 51% target shall be calculated (i) after giving effect to the issuance of the Tag Shares which are the subject of a Tag Notice, and
(ii) without giving effect to any other shares which were previously the subject of a Tag Notice and were not acquired by the Tagging Shareholder.

      (b) AFFILIATE STATUS. For purposes of this Section 2, the term "Affiliate" shall have the meaning specified in Rule 12b-2 under the Exchange Act of 1934. The Parties agree that William E. Thomas shall not be deemed to be an Affiliate of Dr. Chaudhuri.

      (c) HOLDERS OF TAG ALONG RIGHTS. In case Dr. Chaudhuri or any of his Affiliates is the Purchasing Shareholder, the Tag Along Right shall belong to the OC-PIN Members (and not OC-PIN) on a pro-rata basis based upon their respective percentage ownership of OC-PIN and the IHHI stock holdings of OC-PIN at the time of the Tag Notice; PROVIDED, HOWEVER, that if any OC-PIN Member who is a member of West Coast Holdings, LLC ("WCH") does not execute the Second Settlement Agreement or opposes a proposed liquidating distribution or dissolution of WCH, such OC-PIN Member shall not have any Tag Along Rights in respect of shares acquired by Dr. Chaudhuri nor shall Dr. Chaudhuri have any obligation to provide Tag Along Rights to such OC-PIN Member or with respect to such member's interest in OC-PIN. In case OC-PIN or any of the OC-PIN Members is the Purchasing Shareholder, the Tag Along Right shall belong to Dr. Chaudhuri. OC-PIN and the OC-PIN Members do not have Tag Along Rights with respect to each other's shares.

      (d) EXCEPTIONS. The Tag Along Right shall not apply to: (i) shares purchased pursuant to the Stock Purchase Agreements referenced in the Settlement Agreement, or (ii) transfers by a party to any Affiliate of such party for no value which are made pursuant to the laws of descent or distribution or primarily for estate planning purposes, provided that the transferee agrees to be bound in writing by the obligations of the transferor under this Agreement.

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      (e)   PROCEDURE FOR EXERCISE. The procedure for exercise of the Tag Along
Right is as follows: the Purchasing Shareholder shall give written notice to the Tagging Shareholder of the Purchasing Shareholder's intention to acquire the Tag Shares and the price for such shares (the "Tag Notice"). The Tagging Shareholder shall have thirty (30) calendar days from the date the Tag Notice is given to notify the Purchasing Shareholder in writing of such Tagging Shareholder's irrevocable election to buy the Tag Shares (the "Tag Acceptance"). The failure of a Tagging Shareholder to provide a Tag Acceptance within such timeframe shall be deemed an irrevocable commitment not to exercise such party's Tag Along Right, but only as to those Tag Shares for which the Tagging Shareholder failed to provide a timely Tag Acceptance.

      (f) ACCEPTANCE OF SHARES. Within five (5) business days after sending the Tag Acceptance, each Tagging Shareholder exercising the Tag Along Right shall (i) deposit into an escrow account designated by the Purchasing Shareholder all funds necessary to pay for the shares specified in the Tag Acceptance, (ii) provide a written representation to the Purchasing Shareholder (if the transaction is a private transaction) that such party is an accredited investor (as defined in Regulation D under the Securities Act of 1933, as amended) and (iii) provide to the Purchasing Shareholder written confirmation of such party's percentage ownership interest in the Company (and also such party's interest in OC-PIN in the case of the OC-PIN Members).

      (g) RE-OFFER OF TAG ALONG RIGHTS. In the event that Dr. Chaudhuri is the Purchasing Shareholder and any eligible OC-PIN Member does not timely advise Dr. Chaudhuri in writing of his or her election to buy the shares or fails to timely deposit the necessary funds or provide the written representations within the timeframes set forth in paragraph (c) above, then such OC-PIN Member's Tag Along Right shall be re-offered pro-rata to the other OC-PIN Members who have timely given irrevocable notice of an intention to purchase and have timely deposited the necessary funds and representations (based on their respective pro-rata interests in OC-PIN). If there are any unsubscribed shares during this second offering, those unsubscribed shares will continue to be re-offered up to two more times (within the five (5) business days described below) or until there are no further buyers or all of the shares offered are purchased. The reofferings shall all occur within five (5) business days from the conclusion of the initial thirty (30) calendar day notice, and the purchasing shareholders shall make an additional deposit of funds for the purchase of such reoffered shares into escrow within such five (5) business day period.

      (h) CLOSINGS. The closing of the purchase of subscribed and reoffered shares shall occur at the time and on the conditions set forth in the notice and purchase documents, not to exceed ten (10) days following the expiration of the thirty (30) day notice and five (5) business day reoffering period.

      (i) RELIANCE ON OC-PIN LIST OF MEMBERS. The names and signatures of the OC-PIN Members are set forth in the signature pages hereto. Dr. Chaudhuri is entitled to rely on this list as accurate unless such list is supplemented by a writing signed by OC-PIN and the affected OC-PIN Member. OC-PIN shall require any new members to become signatories and be bound by the terms of this Agreement concurrent with their becoming members of OC-PIN and shall provide Dr. Chaudhuri with an updated list and signature pages joining the new members to this Agreement as soon as possible (and in any event no later than seven (7) days thereafter). Upon Dr. Chaudhuri's notice to OC-PIN and the OC-PIN Members of the opportunity to purchase shares pursuant to the Tag Along Right, OC-PIN shall provide to Dr. Chaudhuri a verified list of the then-existing members of OC-PIN and each of their percentage ownership in OC-PIN as of the date of Dr. Chaudhuri's notice.

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      (j)   NO ASSIGNMENT. The Tag Along Right is not assignable or transferable to any other person or entity, except that the rights of a party as a Tagging Shareholder and the obligations of a party as a Purchasing Shareholder under this Section 2 may be transferred together (and in no event separately) to any transferee of Company stock who is a family member of the transferor and who receives such stock by will, trust or under the laws of descent and distribution and who agrees in writing to be bound by the provisions of this Agreement.

      (k) SECTION 16(B) COMPLIANCE. Notwithstanding the foregoing, upon the request of any party which is subject to Section 16(b) of the Exchange Act, if any proposed transaction under this Section 2 would result in liability of a party under Section 16(b) of the Exchange Act, the parties shall reasonably cooperate with each other to structure the proposed transaction in a manner to eliminate such liability while complying in all respects with applicable law.

      (l) TERMINATION. Subject to possible early termination under Section 3, the rights and obligations of the parties under this Section 2 shall terminate three (3) years following the Effective Date, PROVIDED, HOWEVER, that this
Section 2 shall continue to apply after three (3) years following the Effective Date (but subject to possible early termination under Section 3) to acquisitions of Company stock by Dr. Chaudhuri or any of his Affiliates upon exercise of warrants acquired from Affiliates or subsidiaries of Medical Capital Corporation under that certain Option and Standstill Agreement, dated as of July 18, 2008, as amended on January 30, 2009 (the "MedCap Warrants"). In no event shall this
Section 2 apply to any acquisitions of stock or exercise of any options or warrants by either party, other than the MedCap Warrants, after three (3) years following the Effective Date.

3. TERMINATION. Unless earlier terminated under Sections 1(m) or 2(l), this Agreement shall terminate in its entirety upon the earlier of (a) the sale of the Company (through a merger, consolidation or sale of all or substantially all of its assets, other than a merger, consolidation or sale of assets to an entity that is majority owned or controlled by the Company), or (b) the acquisition by a single purchaser of all of the issued and outstanding shares of capital stock of the Company.

4.    MISCELLANEOUS.

      (a) MODIFICATIONS. No provision of this Agreement may be amended, waived or modified other than by in writing signed by each party hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

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      (b)   SEVERABILITY. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

      (c) COOPERATION. Each of the parties shall exercise commercially reasonable efforts and cooperation as may be required to complete the transactions contemplated by this Agreement, and each party shall execute and deliver such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

      (d) EXPENSES. Each party to this Agreement will bear all of its own costs and expenses incurred by it in negotiating this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

      (e) GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without reference to conflicts of law principles. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the County of Orange, for any lawsuit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any lawsuit, action or proceeding relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any lawsuit, action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of California or the United States of America, in each case located in the County of Orange, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such lawsuit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      (f) SUCCESSORS AND ASSIGNS. Except as otherwise set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

      (g) COUNTERPARTS; DELIVERY BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or PDF attachment to electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation of a contract and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

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      (h)   SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstances, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby, and such invalid provisions shall be given the maximum effect permitted by applicable law.

      (i) THIRD PARTIES. No provision of this Agreement is intended to benefit any third party.

      (j) HEADINGS, INTERPRETATION, GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the parties.

      (k) REMEDIES. In the event of a breach by any party of its respective obligations under this Agreement, other party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (l) NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered or sent by telecopy (with hard copy to follow), (ii) one business day following the day when deposited with a reputable and established overnight express courier (charges prepaid), or (iii) five days following mailing by certified mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the parties shall be sent to the addresses indicated for each party on the signature pages hereto.

      (m) FILING DATE AND DAY FOR TAKING ACTION. When the day, or the last day, for taking any action hereunder falls on Saturday, Sunday or a holiday, the action may be taken on the next succeeding business day.


                            [Signature pages follow]

      IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

DR. KALI P. CHAUDHURI                      ADDRESS:
                                           c/o Strategic Global Management, Inc.
                                           6800 Indiana Avenue, Suite 130
/s/ Kali P. Chaudhuri                      Riverside, CA 92506
----------------------------------------   Fax: (951) 782-8850

                                           WITH COPY TO:

                                           Peter J. Mort, Esq.
                                           Law Office of Peter J. Mort
                                           41250 Gallop Lane
                                           Murrieta, CA 92562
                                           Fax: (951) 696-9343

ORANGE COUNTY PHYSICIANS                   ADDRESS:
INVESTMENT NETWORK, LLC                    2621 South Bristol, Suite 304
                                           Santa Ana, CA 92704
                                           Fax: (714) 297-9588
By: /s/ John L. Glavinovich
   -------------------------------------   WITH COPY TO:

Name: John L. Glavinovich, M.D.            Callahan & Blaine
     -----------------------------------   3 Hutton Centre Drive, Ninth Floor
                                           Santa Ana, CA 92707
Its: Co-Manager                            (714) 241-4445 (facsimile)
     -----------------------------------   Attn: Daniel J. Callahan

By: /s/ Anil Shah
    ------------------------------------

Name:  Anil Shah M.D.
     -----------------------------------

Its: Co-Manager
    ------------------------------------

DR. ANIL V. SHAH                          ADDRESS:
                                          2621 South Bristol, Suite 304
                                          Santa Ana, CA 92704
/s/ Anil Shah                             Fax: (714) 297-9588
----------------------------------------

                                          WITH COPY TO:

                                          Callahan & Blaine
                                          3 Hutton Centre Drive, Ninth Floor
                                          Santa Ana, CA 92707
                                          (714) 241-4445 (facsimile)
                                          Attn: Daniel J. Callahan

Orange County Physicians Investment Network Members:

                  NAME                                  ADDRESS

Ashok Amin                                9501 Montanza Way
                                          --------------------------------------

/s/ Ashok Amin                            Buena Park, CA 90620
----------------------------------------  --------------------------------------

                                          Facsimile: 714-484-8807
                                                    ----------------------------

Craig Brown                               4131 Paseo de las Tortugas
                                          --------------------------------------

/s/ Craig Brown                           Torrance, CA 90505
----------------------------------------  --------------------------------------

                                          Facsimile: (310) 375-5929
                                                    ----------------------------

Bharat Chauhan                            12745 Edgefield St.
                                          --------------------------------------

/s/ S Bharat Chauhan                      Cerritos, CA 90703
----------------------------------------  --------------------------------------

                                          Facsimile: 714-599-9912
                                                    ----------------------------

Surinder Dang                             --------------------------------------

/s/ Surinder Dang
----------------------------------------  --------------------------------------

                                          Facsimile: 714-751-1005
                                                    ----------------------------
Fairwind Investments, LP


By /s/ John L. Glavinovich                John L. Glavinovich, M.D.
  --------------------------------------  --------------------------------------
Its General Partner
   -------------------------------------
Title M.D.
     -----------------------------------  --------------------------------------

                                          Facsimile: 949-497-9026
                                                    ----------------------------

Ahmad Hajj                                1220 Hemlock Way #220
                                          --------------------------------------

/s/ Ahmad Hajj                            Santa Ana, CA
----------------------------------------  --------------------------------------

                                          Facsimile: (714) 433-2008
                                                    ----------------------------

Joginder Jodhka
                                          --------------------------------------

/s/ Joginder Jodhka
----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------

Shilpa Kapadia                            750 S. Edgeview Circle
                                          --------------------------------------

/s/ Shilpa Kapadia                        Anaheim, CA 92808
----------------------------------------  --------------------------------------

                                          Facsimile: 714-283-1333
                                                    ----------------------------

Madhu Katakia                             3222 E. Abbey Ln
----------------------------------------  --------------------------------------

/s/ Madhu Katakia                         Orange, CA 92867
----------------------------------------  --------------------------------------

                                          Facsimile: 714-921-8828
                                                    ----------------------------
Farhat Khan
                                          --------------------------------------

----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------
Sangamitra Kothapa
                                          --------------------------------------

/s/ Sangamitra Kothapa
----------------------------------------  --------------------------------------

                                          Facsimile: Sangamitra Kothapa MD Inc.
                                                    ----------------------------

Anthony Lee
                                          --------------------------------------

----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------
Ghan Lohiya
                                          --------------------------------------

Ghan Lohiya
----------------------------------------  --------------------------------------
3-26-09
                                          Facsimile: gslohiya@gmail.com
                                                    ----------------------------

                  NAME                                  ADDRESS

Jaime Ludmir
                                          --------------------------------------

/s/ Jamie Ludmir
----------------------------------------  --------------------------------------

                                          Facsimile: 949-548-6473
                                                    ----------------------------

Ronald Mayer                              100 S. Citrus Ave.
                                          --------------------------------------

/s/ Ronald Mayer                          Los Angeles, CA 90036
----------------------------------------  --------------------------------------

                                          Facsimile: 323-939-5545
                                                    ----------------------------

Milan Mehta                               7 Caraway
                                          --------------------------------------

/s/ Milan Mehta                           Irvine, CA 92604
----------------------------------------  --------------------------------------

                                          Facsimile: (949) 733-0953
                                                    ----------------------------

Ajay Meka
                                          --------------------------------------

/s/ Ajay Meka
----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------

Robert Melikian                           3801 Katella Ave #321
                                          --------------------------------------

/s/ Robert Melikian                       Los Alamitos, CA 90720
----------------------------------------  --------------------------------------
                                                     562-594-8149
                                          Facsimile: 562-493-4529
                                                    ----------------------------

Jasvant Modi                              4221 Hampstead Rd.
                                          --------------------------------------

/s/ Jasvant Modi                          La Canada, CA 91011
----------------------------------------  --------------------------------------

                                          Facsimile: 818-790-9776
                                                    ----------------------------

Syed Maqvi                                25 Topiary
                                          --------------------------------------

/s/ Syed Maqvi                            Irvine, CA 92603
----------------------------------------  --------------------------------------

                                          Facsimile: 949-548-3412
                                                    ----------------------------

                  NAME                                  ADDRESS

OC Healthcare, LLC

By /s/ Syed Maqvi                         1440 S. State College Blvd., Suite 4-H
  --------------------------------------  --------------------------------------
Its Syed Maqvi
   -------------------------------------  Anaheim, CA 92806
Title Member                              --------------------------------------
     -----------------------------------
                                          Facsimile: 949-625-8875
                                                    ----------------------------
By /s/ Adil Karamally
  --------------------------------------
Its Adil Karamally
   -------------------------------------
Title Member
     -----------------------------------

Israel Rottermann
                                          --------------------------------------

/s/ Israel Rottermann
----------------------------------------  --------------------------------------

                                          Facsimile: (949) 376-9568
                                                    ----------------------------

Ahmed Salem                               P.O. Box 54262
                                          --------------------------------------

/s/ Ahmed Salam                           Irvine, CA 92619
----------------------------------------  --------------------------------------
                                          Cell # 949-280-2801
                                          Facsimile: 866-342-2931
                                                    ----------------------------

Yasser Salem
                                          --------------------------------------

/s/ Yasser Salem
----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------

Shahin Samimi                             P.O. Box 9126
----------------------------------------  --------------------------------------

/s/ Shahin Samimi                         Newport Beach, CA 92658
----------------------------------------  --------------------------------------

                                          Facsimile: 714-979-7284
                                                    ----------------------------

R. Sankaram                               DR. R. (Bob) Sankaram, M.D., Inc.
                                          --------------------------------------
                                          11100 Warner Ave., Suite 260
/s/ R. Sankaram                           Fountain Valley, CA 92708
----------------------------------------  --------------------------------------
                                                     (714) 641-6900
                                          Facsimile: (714) 641-3900
                                                    ----------------------------

                  NAME                                  ADDRESS

Praful Sarode                             999 N. Tustin Ave #124
                                          --------------------------------------

/s/ Praful Sarode                         Santa Ana, CA 92705
----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------
Grace Sein
                                          --------------------------------------

/s/ Grace S. Sein
----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------

Anil Shah                                 5020 Copa de Oro
----------------------------------------  --------------------------------------

/s/ Anil Shah                             Anaheim, CA 92807
----------------------------------------  --------------------------------------

                                          Facsimile: 714-279-9588
                                                    ----------------------------

Jacob Sweidan                             1048 Irvine Ave #351
----------------------------------------  --------------------------------------

/s/ Jacob Sweidan                         Newport Beach, CA 92660
----------------------------------------  --------------------------------------

                                          Facsimile: (949) 203-6380
                                                    ----------------------------

Patrick Walsh
                                          --------------------------------------

/s/ P. Walsh M.D.
----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------

Barry Weiss
                                          --------------------------------------

/s/ Barry Weiss
----------------------------------------  --------------------------------------

                                          Facsimile:
                                                    ----------------------------

Amer Zarka
                                          --------------------------------------

/s/ Amer Zarka
----------------------------------------  --------------------------------------

                                          Facsimile: (714) 389-9833
                                                    ----------------------------